UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 28, 2019
KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation)	001-12675 (Kilroy Realty Corporation)	95-4598246 (Kilroy Realty Corporation)
Delaware (Kilroy Realty, L.P.)	000-54005 (Kilroy Realty, L.P.)	95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.
Kilroy Realty Corporation (the “Company”) and Kilroy Realty, L.P. (the “Operating Partnership”) are parties to an Employment Agreement, as amended and restated as of December 31, 2015, with Jeffrey C. Hawken, the Executive Vice President and Chief Operating Officer of the Company and the Operating Partnership (the “Employment Agreement”). The Employment Agreement is currently scheduled to expire by its terms on March 1, 2019. On February 28, 2019, the Executive Compensation Committee of the Company’s Board of Directors approved an extension of the term of Mr. Hawken’s Employment Agreement by one year through March 1, 2020. Except for this extension of the term, the Employment Agreement continues in effect on its existing terms, and Mr. Hawken’s base salary level, and annual target level of cash and equity incentives (as a percentage of base salary), under the Employment Agreement have not changed from the levels currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2019	Kilroy Realty Corporation

	By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President and Chief Administrative Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2019	Kilroy Realty, L.P.

	By:	Kilroy Realty Corporation,
Its general partner

	By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President and Chief Administrative Officer